Exhibit 99.1

Introduction

On March 25, 2007, the Company entered into an agreement to sell its surgery centers division to a newly formed affiliate of TPG. This transaction closed on June 29, 2007. On January 27, 2007, the Company entered into an agreement to sell its outpatient division to Select Medical Corporation. This transaction closed on May 1, 2007. On April 19, 2007, the Company entered into an agreement to sell its diagnostic division to The Gores Group. This transaction is expected to close in the third quarter of 2007. As a result of the foregoing, the Company’s surgery centers, outpatient, and diagnostic divisions were reported in discontinued operations for the quarterly period ended March 31, 2007 in accordance with FASB Statement No. 144. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007 present the results of operations of the Company assuming the sale of the surgery centers, outpatient, and diagnostic divisions had been consummated as of January 1, 2004, including reporting any facilities of these divisions that are not part of these transactions, and will be closed or transferred to the respective buyer at a later date if approval for such transfer is received, in discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 presents the historical condensed consolidated balance sheet of the Company as if these transactions and closures occurred on March 31, 2007.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2007, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004, and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007, and the accompanying notes thereto, have been prepared to illustrate the effects of the sale of the surgery centers, outpatient, and diagnostic divisions, as well as the closure of any facilities of these divisions that are not part of the transactions, on the historical financial position and results of operations of the Company. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 reflects the assets, liabilities, and shareholders’ deficit of the Company after giving effect to the elimination of the assets and liabilities relating to the surgery centers, outpatient, and diagnostic divisions, the estimated gain or loss on the sale of the surgery centers, outpatient, and diagnostic divisions, the receipt of the net sale proceeds, and the use of the assumed net proceeds to reduce obligations under the Company’s Credit Agreement (as defined in Note 9, Long-term Debt, to the consolidated financial statements accompanying the Company’s Current Report on Form 8-K filed on March 30, 2007), assuming the sale transactions had been consummated on, and any applicable facility closures occurred on, March 31, 2007. The unaudited pro forma condensed consolidated statements of operations reflect the elimination of the operating results of the surgery centers, outpatient, and diagnostic divisions as if the sale transactions had occurred on January 1, 2004. The Company does not allocate corporate overhead to its operating divisions; therefore, the pro forma condensed consolidated statements of operations do not include an adjustment for allocation of corporate overhead to the divisions.

The unaudited pro forma condensed consolidated financial statements and related notes are presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had it completed these transactions at the respective dates indicated. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or operating results of the Company. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and the respective historical financial information from which it was derived, which includes the Company’s Form 10-Q for the quarterly period ended March 31, 2007, Annual Report, and Current Report on Form 8-K filed on March 30, 2007.

HealthSouth Corporation

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

	As of March 31, 2007
	As Originally Reported	(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$ 26.2	$ –	$ –	$ –	$ 1,098.0	(d)	$ 26.2
			–	–	(1,098.0)	(d)
Current portion of restricted cash	53.8	–	–	–	–		53.8
Current portion of restricted marketable securities	16.4	–	–	–	–		16.4
Accounts receivable, net	224.3	–	–	–	–		224.3
Insurance recoveries receivable	230.0	–	–	–	–		230.0
Other current assets	81.1	–	–	–	–		81.1
Current assets held for sale	217.4	(126.7)	(35.4)	(28.0)	–		27.3
Total current assets	849.2	(126.7)	(35.4)	(28.0)	–		659.1
Property and equipment, net	792.3	–	–	–	–		792.3
Goodwill	406.1	–	–	–	–		406.1
Intangible assets, net	29.5	–	–	–	–		29.5
Investment in and advances to nonconsolidated affiliates	39.6	–	–	–	–		39.6
Assets held for sale	794.1	(573.9)	(50.0)	(39.2)	–		131.0
Income tax refund receivable	207.0	–	–	–	–		207.0
Other long-term assets	120.0	–	–	–	–		120.0
Total assets	$ 3,237.8	$ (700.6)	$ (85.4)	$ (67.2)	$ –		$ 2,384.6
Liabilities and Shareholders’ Deficit
Current liabilities:
Current portion of long-term debt	$ 44.0	$ –	$ –	$ –	$ –		$ 44.0
Accounts payable	62.5	–	–	–	–		62.5
Accrued expenses and other current liabilities	405.0	–	–	–	127.3	(e)	532.3
Refunds due patients and other third-party payors	15.6	–	–	–	–		15.6
Government, class action, and related settlements	523.3	–	–	–	–		523.3
Current liabilities held for sale	196.7	(51.0)	(13.7)	(15.0)	–		117.0
Total current liabilities	1,247.1	(51.0)	(13.7)	(15.0)	127.3		1,294.7
Long-term debt, net of current portion	3,294.5	–	–	–	(1,098.0)	(d)	2,196.5
Liabilities held for sale	44.6	(26.3)	(3.6)	(6.5)	–		8.2
Other long-term liabilities	253.7	–	–	–	(58.5)	(f)	195.2
	4,839.9	(77.3)	(17.3)	(21.5)	(1,029.2)		3,694.6
Commitments and contingencies
Minority interests in equity of consolidated affiliates	262.5	(145.0)	(0.1)	(2.9)	–		114.5
Convertible perpetual preferred stock	387.4	–	–	–	–		387.4

Shareholders' deficit	(2,252.0)	(478.3)	(68.0)	(42.8)	1,029.2	(g)	(1,811.9)
Total liabilities and shareholders’ deficit	$ 3,237.8	$ (700.6)	$ (85.4)	$ (67.2)	$ –		$ 2,384.6

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	For the Year Ended December 31, 2006
	As Originally Reported		(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 3,000.1		$ (737.0)	$ (326.6)	$ (186.9)	$ –		$ 1,749.6
Operating expenses:
Salaries and benefits	1,321.7	(h)	(240.6)	(188.0)	(54.8)	–		838.3
Other operating expenses	394.9	(h)	(104.9)	(36.6)	(49.0)	–		204.4
Supplies	286.7	(h)	(171.2)	(2.7)	(8.2)	–		104.6
Professional fees—accounting, tax, and legal	163.6		(1.4)	(0.1)	(0.8)	–		161.3
Depreciation and amortization	148.2		(29.4)	(13.7)	(17.6)	–		87.5
General and administrative expenses	143.5	(h)	–	–	–	–		143.5
Occupancy costs	141.0	(h)	(30.4)	(44.5)	(8.3)	–		57.8
Provision for doubtful accounts	119.3		(14.5)	(11.6)	(42.5)	–		50.7
Professional and medical director fees	69.0	(h)	(7.5)	(2.1)	(30.6)	–		28.8
Government, class action, and related settlements
expense	38.8		(0.1)	–	–	–		38.7
Impairment of intangible and long-lived assets	15.2		(2.4)	(1.0)	(1.8)			10.0
Recovery of amounts due from Richard M. Scrushy	(47.8)		–	–	–	–		(47.8)
(Gain) loss on disposal of assets	(4.5)		9.8	0.2	0.9	–		6.4
Total operating expenses	2,789.6		(592.6)	(300.1)	(212.7)	–		1,684.2
Loss on early extinguishment of debt	365.6		–	–	–	–		365.6
Interest expense and amortization of debt discounts and
fees	335.1		(6.3)	(5.3)	(1.0)	(92.9)	(i)	229.6
Interest income	(15.7)		5.5	0.4	0.2	–		(9.6)
Loss on sale of investments	1.9		(0.7)	–	–	–		1.2
Loss on interest rate swap	10.5		–	–	–	–		10.5
Equity in net income of nonconsolidated affiliates	(21.3)		12.2	–	0.6	–		(8.5)
Minority interests in earnings of consolidated affiliates	92.3		(63.3)	0.2	(1.4)	–		27.8
Loss from continuing operations before income tax
expense	(557.9)		(91.8)	(21.8)	27.4	92.9		(551.2)
Provision for income tax expense	41.1		(22.6)	(0.7)	(1.0)	–	(j)	16.8
Loss from continuing operations	(599.0)		(69.2)	(21.1)	28.4	92.9		(568.0)
Convertible perpetual preferred dividends	(22.2)		–	–	–	–		(22.2)
Loss from continuing operations available to common
shareholders	$ (621.2)		$ (69.2)	$ (21.1)	$ 28.4	$ 92.9		$ (590.2)
Weighted average common shares outstanding:
Basic	79.5							79.5
Diluted	90.3							90.3
Basic and diluted loss per common share:
Loss from continuing operations available to common
shareholders	$ (7.81)							$ (7.42)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	For the Year Ended December 31, 2005
	As Originally Reported		(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 3,117.0		$ (755.5)	$ (371.1)	$ (197.5)	$ –		$ 1,792.9
Operating expenses:
Salaries and benefits	1,328.4	(h)	(249.3)	(212.6)	(51.0)	–		815.5
Other operating expenses	444.3	(h)	(114.9)	(43.3)	(38.8)	–		247.3
Supplies	293.8	(h)	(174.9)	(3.5)	(9.2)	–		106.2
Professional fees—accounting, tax, and legal	169.8		–	(0.7)	–	–		169.1
Depreciation and amortization	162.6		(35.6)	(13.2)	(23.4)	–		90.4
General and administrative expenses	139.2	(h)	–	–	–	–		139.2
Occupancy costs	139.4	(h)	(29.2)	(53.3)	(5.9)	–		51.0
Provision for doubtful accounts	94.3		(13.8)	(7.1)	(32.6)			40.8
Professional and medical director fees	60.3	(h)	(8.8)	(3.4)	(30.3)	–		17.8
Government, class action, and related settlements
expense	215.0		–	–	–	–		215.0
Impairment of intangible and long-lived assets	43.3		(3.9)	(0.8)	(3.5)	–		35.1
Recovery of amounts due from Meadowbrook	(37.9)		–	–	–	–		(37.9)
Loss on disposal of assets	16.6		(1.1)	(2.6)	(1.4)	–		11.5
Total operating expenses	3,069.1		(631.5)	(340.5)	(196.1)	–		1,901.0
Interest expense and amortization of debt discounts and
fees	337.5		(6.4)	(2.5)	(2.5)	(88.2)	(i)	237.9
Interest income	(17.1)		3.1	0.5	0.1	–		(13.4)
Loss (gain) on sale of investments	0.1		(3.4)	–	–	–		(3.3)
Equity in net income of nonconsolidated affiliates	(29.4)		16.7	0.1	–	–		(12.6)
Minority interests in earnings of consolidated affiliates	97.2		(55.4)	1.0	0.6	–		43.4
Loss from continuing operations before income tax
expense	(340.4)		(78.6)	(29.7)	0.4	88.2		(360.1)
Provision for income tax expense	38.4		(21.4)	(0.2)	(0.5)	–	(j)	16.3
Loss from continuing operations	$ (378.8)		$ (57.2)	$ (29.5)	$ 0.9	$ 88.2		$ (376.4)
Weighted average common shares outstanding:
Basic	79.3							79.3
Diluted	79.6							79.6
Basic and diluted loss per share:
Loss from continuing operations	$ (4.77)							$ (4.75)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	For the Year Ended December 31, 2004
	As Originally Reported		(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 3,409.7		$ (794.3)	$ (431.1)	$ (197.7)	$ –		$ 1,986.6
Operating expenses:
Salaries and benefits	1,501.5	(h)	(256.5)	(241.1)	(51.8)	–		952.1
Other operating expenses	395.3	(h)	(110.0)	(44.5)	(33.0)	–		207.8
Supplies	325.4	(h)	(183.7)	(4.9)	(10.3)	–		126.5
Professional fees—accounting, tax, and legal	206.2		–	–	–	–		206.2
Depreciation and amortization	172.2		(36.2)	(14.1)	(21.9)	–		100.0
General and administrative expenses	96.8	(h)	–	–	–	–		96.8
Occupancy costs	151.7	(h)	(29.9)	(59.0)	(8.6)	–		54.2
Provision for doubtful accounts	109.6		(13.3)	(18.0)	(35.0)	–		43.3
Professional and medical director fees	72.2	(h)	(8.2)	(5.1)	(35.2)	–		23.7
Impairment of intangible and long-lived assets	36.5		(2.0)	(3.5)	(0.8)			30.2
Loss on disposal of assets	10.2		(2.1)	(2.3)	(1.8)	–		4.0
Total operating expenses	3,077.6		(641.9)	(392.5)	(198.4)	–		1,844.8
Interest expense and amortization of debt discounts and
fees	301.4		(6.7)	(1.5)	(1.9)	(88.2)	(i)	203.1
Interest income	(13.1)		1.3	0.2	–	–		(11.6)
Gain on sale of investments	(4.0)		2.9	–	0.6	–		(0.5)
Equity in net income of nonconsolidated affiliates	(9.9)		(2.6)	0.1	–	–		(12.4)
Minority interests in earnings of consolidated affiliates	95.0		(61.5)	0.1	(1.9)	–		31.7
Loss from continuing operations before income tax
expense (benefit)	(37.3)		(85.8)	(37.5)	3.9	88.2		(68.5)
Provision for income tax expense (benefit)	11.9		(15.3)	(0.5)	(0.1)	–	(j)	(4.0)
Loss from continuing operations	$ (49.2)		$ (70.5)	$ (37.0)	$ 4.0	$ 88.2		$ (64.5)
Weighted average common shares outstanding:
Basic	79.3							79.3
Diluted	79.5							79.5
Basic and diluted loss per share:
Loss from continuing operations	$ (0.62)							$ (0.81)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended March 31, 2007
	As Originally Reported	(k) Surgery Centers Division	(k) Outpatient Division	(k) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 448.6	$ –	$ –	$ –	$ –		$ 448.6
Operating expenses:
Salaries and benefits	217.4	–	–	–	–		217.4
Other operating expenses	70.3	–	–	–	–		70.3
General and administrative expenses	44.7		–	–	–		44.7
Supplies	26.3	–	–	–	–		26.3
Professional fees—accounting, tax, and legal	21.8	–	–	–	–		21.8
Depreciation and amortization	18.2	–	–	–	–		18.2
Occupancy costs	13.3	–	–	–	–		13.3
Provision for doubtful accounts	10.6	–	–	–	–		10.6
Loss on disposal of assets	–	–	–	–	–		–
Government, class action, and related settlements
expense	(12.2)	–	–	–	–		(12.2)
Total operating expenses	410.4	–	–	–	–		410.4
Interest expense and amortization of debt discounts and fees	58.5	–	–	–	–	(l)	58.5
Other income	(4.8)	–	–	–	–		(4.8)
Loss on interest rate swap	4.3	–	–	–	–		4.3
Equity in net income of nonconsolidated affiliates	(2.7)	–	–	–	–		(2.7)
Minority interests in earnings of consolidated affiliates	8.8	–	–	–	–		8.8
Loss from continuing operations before income tax
expense	(25.9)		–	–	–		(25.9)
Provision for income tax expense	3.3	–	–	–	–	(j)	3.3
Loss from continuing operations	(29.2)	–	–	–	–		(29.2)
Convertible perpetual preferred dividends	(6.5)	–	–	–	–		(6.5)
Loss from continuing operations available to common
shareholders	$ (35.7)	$ –	$ –	$ –	$ –		$ (35.7)
Weighted average common shares outstanding:
Basic	78.7						78.7
Diluted	92.1						92.1
Basic and diluted loss per share:
Loss from continuing operations	$ (0.45)						$ (0.45)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

Note 1. Basis of Pro Forma Presentation

On March 25, 2007, the Company entered into an agreement to sell its surgery centers division to a newly formed affiliate of TPG. This transaction closed on June 29, 2007. In accordance with the agreement, the Company received approximately $853.3 million in net proceeds at closing. Any facility of this division that was not part of the transaction will be closed or transferred to the buyer at a later date if approval for such transfer is received and reported in discontinued operations.

On January 27, 2007, the Company entered into an agreement to sell its outpatient division to Select Medical Corporation. This transaction closed on May 1, 2007. In accordance with the agreement, the Company received approximately $204.6 million in net proceeds at closing. Any facility of this division that was not part of the transaction will be closed or transferred to the buyer at a later date if regulatory approval is received and reported in discontinued operations.

On April 19, 2007, the Company entered into an agreement to sell its diagnostic division to an affiliate of The Gores Group. In accordance with the agreement, the Company estimates it will receive approximately $40.1 million in net proceeds at closing, which amount is subject to certain adjustments. Any facility of this division that is not part of the transaction will be closed and reported in discontinued operations.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007 present the results of operations of the Company assuming the sales of the surgery centers, outpatient, and diagnostic divisions had been consummated as of January 1, 2004. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 presents the Company’s financial position assuming the sales of the surgery centers, outpatient, and diagnostic divisions had been consummated as of March 31, 2007.

Amounts in the column labeled “As Originally Reported” in the pro forma condensed consolidated balance sheet and the pro forma condensed consolidated statement of operations for the three months ended March 31, 2007 represent the historical amounts as originally reported by the Company in its Form 10-Q for the quarterly period ended March 31, 2007. Amounts in the column labeled “As Originally Reported” in the pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 represent the historical amounts as originally reported by the Company in its Annual Report and its Current Report on Form 8-K filed on March 30, 2007.

Note 2. Pro Forma Adjustments

The historical condensed consolidated financial statements have been adjusted to give effect to pro forma events that are (1) directly attributable to the sales of the surgery centers and outpatient divisions and the proposed sale of the diagnostic division; (2) factually supportable; and, as they relate to the statement of operations, (3) expected to have a continuing impact on the Company’s consolidated results. The Company does not allocate corporate overhead to its operating divisions; therefore, the pro forma condensed consolidated statements of operations do not include an allocation of corporate overhead to the divisions. The following pro forma adjustments are included:

(a)	To eliminate the financial results, assets, and liabilities related to the sale of the surgery centers division.

The closing of the sale of the surgery centers division occurred on June 29, 2007, other than with respect to certain facilities for which approvals for the transfer to ASC had not yet been received as of such date. In connection with the closing, the Company and ASC agreed, among other things, that the Company would retain its ownership interest in certain surgery centers until regulatory approvals for the transfer of such surgery centers to ASC have been received. In that regard, ASC will manage certain operations of such surgery centers until such approvals have been received and the Company and ASC entered into arrangements designed to place them in approximately the same economic position they would have occupied had all regulatory approvals been received prior to closing. Upon receipt of such approvals, the Company’s ownership interest in such facilities will be transferred to

ASC. No portion of the purchase price was withheld at closing pending the transfer of these facilities. In the event regulatory approval for the transfer of any such facility is not received within one year, the Company would be required to return to ASC a portion of the purchase price allocated to such facility.

The pro forma condensed consolidated balance sheet as of March 31, 2007 does not eliminate the assets and liabilities associated with those facilities not transferred to ASC at closing as part of the surgery centers transaction, as these assets will not be transferred until approval for such transfer is obtained. The pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 eliminate the results of operations for the entire surgery centers division from continuing operations, including these facilities that still require approval. The results of operations of these facilities will be reported in discontinued operations.

(b)	To eliminate the financial results, assets, and liabilities related to the sale of the outpatient division.

In connection with the closing of the sale of the outpatient division, the Company entered into a letter agreement with Select Medical whereby we agreed, among other things, that we would retain certain outpatient facilities until certain state regulatory approvals for the transfer of such facilities to Select Medical have been received. In that regard, we entered into agreements with Select Medical whereby Select Medical will manage certain operations of the applicable facilities until such approvals have been received. Approximately $24 million of the $245 million purchase price was withheld pending the transfer of these facilities.

The pro forma condensed consolidated balance sheet as of March 31, 2007 does not eliminate the assets and liabilities associated with these facilities as part of the outpatient transaction, as these assets will not be transferred, nor will we receive the sale proceeds, until regulatory approval is obtained. The pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 eliminate the results of operations for the entire outpatient division from continuing operations, including these facilities that still require regulatory approval. The results of operations of these facilities will be reported in discontinued operations.

(c)	To eliminate the financial results, assets, and liabilities related to the proposed sale of the diagnostic division.
(d)

To record the receipt and use of the estimated $853.3 million in net sale proceeds from the surgery centers division, the estimated $204.6 million in net sale proceeds from the outpatient division, and the estimated $40.1 million in net sale proceeds from the diagnostic division to reduce obligations under the Company’s Credit Agreement. See footnote (g).

(e)

To record estimated post-closing adjustments primarily associated with the sale of the surgery centers division and the deferral of the gain associated with the facilities awaiting regulatory approval for the transfer of such facilities to ASC. See footnote (g).

(f)

Approximately $47.5 million of this adjustment relates to the reduction of deferred tax liabilities associated with certain indefinite lived assets of the surgery centers division. Approximately $11.0 million of this adjustment relates to the reduction in deferred tax liabilities that were historically established as a result of carrying value differences in partnerships resulting from accounting adjustments for past years for which the Company is precluded from filing amended partnership returns due to the statute of limitations being closed. See footnote (g).

(g)	To record the estimated gain on disposition of the surgery centers, outpatient, and diagnostic divisions (in millions):
	Surgery Centers		Outpatient		Diagnostic
Purchase price	$ 920.0		$ 245.0		$ 47.5
Debt assumed by purchaser	(15.5)		(3.2)		–
Less estimated deal and separation costs and purchase price adjustments	(51.2)		(37.2)		(7.4)
Estimated net sale proceeds at closing	853.3		204.6		40.1
Less estimated post-closing adjustments	(127.7)		0.2		0.2
Less net assets sold	(478.3)		(68.0)		(42.8)
Impairment charge	–		–		2.5	***
Estimated gain before income taxes	247.3		136.8		–
Income taxes (j)	58.3	(f)	0.2	(f)	–	(f)
Estimated net gain	$ 305.6	*	$ 137.0	**	$ –	***

*

The Company previously estimated the net gain on the sale of its surgery centers division to approximate $325 million to $360 million. This previously reported estimate has been revised to include the deferral of the gain on disposition of the facilities still awaiting regulatory approval. At this time, the Company expects to record an approximate $290 million to $325 million net gain on the sale of its surgery centers division in the second quarter of 2007.

**	The Company estimates the net gain on the sale of its outpatient division to approximate $120 million to $155 million.
***

During the three months ended March 31, 2007, the Company wrote the intangible assets and certain long-lived assets of its diagnostic division down to their estimated fair value based on the estimated net proceeds to be received from the divestiture of the division. This charge approximated $33 million and was included in impairments in the Company’s results of operations for the first quarter of 2007. Based on current estimates, the Company expects to record an additional $2.5 million impairment charge in the second quarter of 2007. Therefore, the Company does not expect to record a gain or loss on the sale of its diagnostic division at the time of closing.

(h)

Historically, we reported five segments: inpatient, surgery centers, outpatient, diagnostic, and corporate and other. Based on our strategic focus in the inpatient rehabilitation industry and the reclassification of our surgery centers, outpatient, and diagnostic divisions to discontinued operations, we modified our segment reporting from five reportable segments to one reportable segment in the first quarter of 2007. Amounts historically reported as part of our corporate and other segment, which primarily represented the corporate overhead costs associated with our operating divisions, are no longer considered a reportable segment by our chief operating decision maker due to our strategic repositioning as a pure-play post-acute provider and the change in the manner in which we now manage the Company. Rather, these corporate overhead costs are now presented on the line entitled General and administrative expenses in our condensed consolidated statements of operations. Therefore, the condensed consolidated results of operations the Company presented herein represent the continuing operations of our inpatient division, including corporate overhead. Our condensed consolidated results of operations include overhead costs associated with managing and providing shared services to our surgery centers, outpatient, and diagnostic divisions, even though these divisions qualify as discontinued operations. We will continue to incur costs associated with these divisions until we are able to rationalize our corporate overhead costs after each divestiture transaction closes.

(i)

To record the estimated reduction of interest expense resulting from the use of sale proceeds to reduce the Company’s long-term debt obligations. The Company utilized a weighted-average interest rate for these estimations based on the borrowings outstanding during each year. The Company’s weighted-average interest rate increased in 2006 due to its recapitalization transactions (see Note 9, Long-term Debt, of the notes to the consolidated financial statements included in the Company’s Current Report on Form 8-K filed on March 30, 2007). Hence, the estimated pro forma interest adjustment is higher in 2006 than in 2005 and 2004.

(j)

See footnote (f). No additional tax expense or benefit is expected to be recognized due to existing net operating loss carryforwards offset with the Company’s previously recognized valuation allowances.

(k)

The results of operations of the Company’s surgery centers, outpatient, and diagnostic divisions were reported in discontinued operations in accordance with FASB Statement No. 144 for the three months ended March 31, 2007. Therefore, no pro forma adjustments are necessary to eliminate their results of operations from the Company’s results of continuing operations during this period.

(l)

Due to the requirements under the Company’s Credit Agreement (as defined in Note 9, Long-term Debt, to the consolidated financial statements included in the Company’s Current Report on Form 8-K filed on March 30, 2007) to use the net proceeds from each divestiture to repay obligations outstanding under the Credit Agreement, and in accordance with the guidance in Emerging Issues Task Force Issue No. 87-24, “Allocation of Interest to Discontinued Operations,” the Company allocated the interest expense on the debt that is required to be repaid as a result of the disposal transactions to discontinued operations for the three months ended March 31, 2007. Interest expense allocated to discontinued operations for this time period approximated $24.4 million. Due to this requirement, no pro forma adjustment is necessary to reduce interest expense included in continuing operations as originally reported for this period.

Note 3. Pro Forma Condensed Consolidated Loss from Continuing Operations Available to Common Shareholders

In accordance with FASB Statement No. 128, Earnings per Share, there is no separate computation of diluted earnings per common share because the as originally reported and pro forma results reflect an operating loss.